Exhibit 24 - Power of Attorney

POWER OF ATTORNEY

	I, Kevin D.

Bjork, hereby authorize and designate each of Peggy S. Abram, Philip S.

Garon, Wendy Mahling and Jon Zimmerman, signing singly, as my true and lawful attorney in fact to:

	(1)	execute for and on my behalf, in
my
capacity as an officer of Hutchinson Technology Incorporated (the

"Company"), Forms 4 and 5 in accordance with Section 16(a) of the

Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder;

	(2)	do and perform any and
all
acts for and on my behalf which may be necessary or desirable to complete and execute any such Form 4 or 5 and timely file such form with the
Securities and Exchange Commission, any stock exchange or similar authority, and The Nasdaq Stock Market; and

	(3)	take any other
action
of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be to my benefit, in my best interest, or legally required of me, it being understood that the statements executed by such attorney in fact on my behalf pursuant to this
Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

	I hereby further grant to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. I hereby acknowledge that the foregoing attorneys in fact, in serving in such capacity at my request, are not assuming, nor is the Company or any such attorney in fact’s substitute or substitutes assuming, any of my responsibilities to comply with Section 16 of the Exchange Act.


	This Power of Attorney shall
remain in full force and effect until I
am no longer required to file Forms
4 and 5 with respect to my holdings
of and transactions in securities
issued by the Company, unless earlier
revoked by me in a signed writing
delivered to the foregoing attorneys in
fact.  Notwithstanding the
foregoing, if any such attorney in fact
hereafter ceases to be at least one
of the following: (i) a partner of
Faegre & Benson LLP, or (ii) an employee of Faegre & Benson LLP, this
Power of Attorney shall be automatically revoked solely as to such individual, immediately upon such cessation, without any further action on my part.

	I hereby revoke all previous
Powers of Attorney that
may have been granted by me in connection with my reporting obligations, if any, under Section 16 of the Exchange Act with respect to my holdings of and transactions in securities issued by the Company.

	IN
WITNESS WHEREOF, I have caused this Power of Attorney to be duly executed as of this 24th day of September, 2005.

/s/ Kevin D.
Bjork